As filed with the Securities and Exchange Commission on January 18, 2012

Registration No. 333-178336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	4512	38-1747023
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2800 Executive Way

Miramar, Florida 33025

(954) 447-7920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

B. Ben Baldanza

President and Chief Executive Officer

Spirit Airlines, Inc.

2800 Executive Way

Miramar, Florida 33025

(954) 447-7920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Anthony J. Richmond Robert W. Phillips Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Thomas C. Canfield Senior Vice President and General Counsel Spirit Airlines, Inc. 2800 Executive Way Miramar, Florida 33025 (954) 447-7920	Leslie N. Silverman Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000

Approximate date of commencement of the proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to Form S-1 (Registration No. 333-178336) of Spirit Airlines, Inc. is being filed solely to include an updated exhibit to the Registration Statement and to update the Exhibit Index to reflect that confidential treatment was granted for certain portions of Exhibit 10.33 on January 13, 2012 pursuant to Rule 24b-2 under the Exchange Act. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the FINRA filing fee. All the expenses below will be paid by Spirit Airlines.

Item	Amount
SEC Registration fee	$21,775
FINRA filing fee	19,500
Legal fees and expenses	600,000
Accounting fees and expenses	200,000
Printing and engraving expenses	200,000
Transfer Agent and Registrar fees	20,000
Blue Sky fees and expenses	5,000
Miscellaneous fees and expenses	33,725

Total	$1,100,000

Item 14.	Indemnification of Directors and Officers

Spirit Airlines, Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation permits indemnification of our directors, officers and employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors, officers and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is also made to Section 8 of the underwriting agreement to be filed as Exhibit 1.1 hereto, which provides for indemnification by the underwriter of our officers and directors against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities

During the last three years, we made sales of the following unregistered securities:

(1) On December 29, 2008, we issued an aggregate of $5.0 million of additional Tranche B notes to investment funds managed by Oaktree and investment funds managed by Indigo;

(2) On June 1, 2011, in connection with the consummation of the IPO and pursuant to the Recapitalization Agreement, (i) the aggregate principal and unpaid interest on certain secured promissory notes of the Company not repaid using the net proceeds from the IPO was cancelled in exchange for the issuance by the Company to each former holder thereof of such number of shares of common stock equal to the aggregate principal amount plus accrued and unpaid interest through June 1, 2011 divided by $12.00 (the price per share in the IPO) rounded down to the nearest whole share, and (ii) the outstanding shares of preferred stock of the Company, including accrued and unpaid dividends, were cancelled in exchange for the issuance by the Company to each former holder thereof of such number of shares of common stock equal to the aggregate liquidation preference of such shares (including accrued and unpaid dividends through June 1, 2011) divided by $12.00 (the price per share in the IPO) rounded down to the nearest whole share. Pursuant to such transactions, the Company issued an aggregate 23,267,189 shares of common stock to the former holders of the secured promissory notes of the Company and an aggregate 6,812,231 shares of common stock to the former holders of the preferred stock of the Company.

(3) We have granted equity awards for an aggregate of 1,389,750 shares of our common stock to employees and directors under our 2005 Stock Plan.

(4) Pursuant to a Stock Distribution Agreement dated December 7, 2011, 10,576,180 shares of our outstanding common stock were exchanged on a share-for-share basis for shares of non-voting common stock with certain holders.

The sales of the above securities in paragraph (1) were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and in paragraph (2) were deemed to be exempt from registration under the Securities Act in reliance upon Sections 3(a)(9) and 4(2) of the Securities Act. The sales of the above securities in paragraph (3) was deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The exchange of the above securities in paragraph (4) were deemed to be exempt from registration under the Securities Act in reliance upon Section 3(a)(9). No commission or other remuneration was paid or given directly or indirectly in connection for soliciting such exchange.

There were no underwriters employed in connection with any of the transactions set forth in Item 15.

Item 16.	Exhibits and Financial Statements

See the Exhibit Index beginning on page II-6, which follows the signature pages hereof and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida, on the 18th day of January, 2012.

SPIRIT AIRLINES, INC.

By:	/s/ Thomas Canfield
Thomas Canfield
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated below on January 18, 2012.

Signature	Title

* B. Ben Baldanza	President and Chief Executive Officer (principal executive officer)

* David Lancelot	Chief Financial Officer (principal financial and accounting officer)

* William A. Franke	Director (Chairman of the Board)

* David Elkins	Director

* H. McIntyre Gardner	Director

* Robert Johnson	Director

* Barclay Jones III	Director

* Jordon Kruse	Director

* Michael Lotz	Director

* Stuart Oran	Director

Horacio Scapparone	Director

* John Wilson	Director

By:	/s/ Thomas Canfield
Thomas Canfield Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1**	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Spirit Airlines, Inc., dated as of June 1, 2011, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 1, 2011, is hereby incorporated by reference.

3.2	Amended and Restated Bylaws of Spirit Airlines, Inc., dated as of June 1, 2011, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated June 1, 2011, is hereby incorporated by reference.

4.1**	Specimen Common Stock Certificate.

4.2	Second Amended and Restated Investor Rights Agreement, dated as of July 13, 2006, among Spirit Airlines, Inc., Indigo Florida, L.P., Indigo Miramar LLC, OCM Spirit Holdings, LLC, OCM Spirit Holdings II, LLC, OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., POF Spirit Foreign Holdings, LLC, and certain other investors, filed as Exhibit 4.2 to the Company’s Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

4.3	Amendment to Second Amended and Restated Investor Rights Agreement, dated as of July 20, 2010, by and among Spirit Airlines, Inc., Indigo Florida, L.P., Indigo Miramar LLC, OCM Spirit Holdings, LLC, OCM Spirit Holdings II, LLC, OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., POF Spirit Foreign Holdings, LLC, and certain other investors, filed as Exhibit 4.3 to the Company’s Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

4.4	Second Amendment to Second Amended and Restated Investor Rights Agreement, dated as of February 1, 2011, by and among Spirit Airlines, Inc., Indigo Florida, L.P., Indigo Miramar LLC, OCM Spirit Holdings, LLC, OCM Spirit Holdings II, LLC, OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., POF Spirit Foreign Holdings, LLC, and certain other investors, filed as Exhibit 4.1 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

4.5	Third Amendment to Second Amended and Restated Investor Rights Agreement, dated as of May 25, 2011, by and among Spirit Airlines, Inc., Indigo Florida, L.P., Indigo Miramar LLC, OCM Spirit Holdings, LLC, OCM Spirit Holdings II, LLC, OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., POF Spirit Foreign Holdings, LLC, and certain other investors, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 1, 2011, is hereby incorporated by reference.

4.6	Fourth Amendment to Second Amended and Restated Investor Rights Agreement, dated as of January 13, 2012, by and among Spirit Airlines, Inc., Indigo Florida, L.P., Indigo Miramar LLC, OCM Spirit Holdings, LLC, OCM Spirit Holdings II, LLC, OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., POF Spirit Foreign Holdings, LLC, and certain other investors, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated January 13, 2012, is hereby incorporated by reference.

5.1	Opinion of Latham & Watkins LLP.

Exhibit No.	Description of Exhibit

10.1†	V2500 General Terms of Sale, dated as of March 1, 2005, between Spirit Airlines, Inc. and IAE International Aero Engines AG, as supplemented by Side Letter No. 1 dated as of March 1, 2005, Side Letter No. 2 dated as of March 1, 2005, Side Letter No. 3 dated as of March 1, 2005, Side Letter No. 4 dated as of March 1, 2005, and Side Letter No. 5 dated as of April 11, 2005, filed as Exhibit 10.1 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.2†	Fleet Hour Agreement, dated as of April 11, 2005, between Spirit Airlines, Inc. and IAE International Aero Engines AG, as supplemented by Side Letter No. 1 dated as of April 11, 2005, Side Letter No. 2 dated June 6, 2006, Side Letter No. 3 dated June 6, 2006, Side Letter No. 4 dated June 6, 2006, Side Letter No. 5 dated February 4, 2009 (as amended by Amendment No. 1 to Side Letter No. 5 dated March 6, 2009), filed as Exhibit 10.2 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.3†	Hosted Services Agreement, dated as of February 28, 2007, between Spirit Airlines, Inc. and Navitaire Inc., as amended by Amendment No. 1 dated as of October 23, 2007, Amendment No. 2 dated as of May 15, 2008, Amendment No. 3 dated as of November 21, 2008, Amendment No. 4 dated as of August 17, 2009 and Amendment No. 5 dated November 4, 2009, filed as Exhibit 10.3 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.4†	Signatory Agreement, dated as of May 21, 2009, between Spirit Airlines, Inc. and U.S. Bank National Association, as amended by First Amendment dated January 18, 2010, filed as Exhibit 10.4 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.5+	Offer Letter, dated August 11, 2005, between Spirit Airlines, Inc. and Tony Lefebvre, filed as Exhibit 10.5 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.6†	Terms and Conditions for Worldwide Acceptance of the American Express Card by Airlines, dated September 4, 1998, between Spirit Airlines, Inc. and American Express Travel Related Services Company, Inc., as amended January 1, 2003 and August 28, 2003, filed as Exhibit 10.6 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.7	Professional Services Agreement, dated as of July 13, 2006, between Spirit Airlines, Inc. and Indigo Partners LLC, filed as Exhibit 10.7 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.8	Second Amended and Restated Securities Purchase Agreement, dated as of July 13, 2006, between Spirit Airlines, Inc., Spirit Aviation Services, LLC, Indigo Florida, L.P., Indigo Miramar LLC, OCM Spirit Holdings II, LLC (a successor in interest to OCM Principal Opportunities Fund II, L.P. and OCM Principal Opportunities Fund III, L.P.) OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, and certain other investors; as amended by First Amendment to Amended and Restated Securities Purchase Agreement dated as of December 12, 2008, and by Second Amendment to Amended and Restated Securities Purchase Agreement dated as of February 28, 2011, filed as Exhibit 10.8 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.9**	Stockholders Voting Agreement, by and among Spirit Airlines, Inc., OCM Spirit Holdings, LLC, OCM Spirit Holdings II, LLC, OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., POF Spirit Foreign Holdings, LLC, Indigo Florida L.P. and Indigo Miramar LLC.

Exhibit No.	Description of Exhibit

10.10	Recapitalization Agreement, dated as of September 17, 2010, by and among Spirit Airlines, Inc., POF Spirit Foreign Holdings, LLC, OCM Spirit Holdings, LLC, OCM Spirit Holdings II, LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, Highfields Capital I LP, Highfields Capital II LP; SAHC Holdings LLC, Indigo Florida L.P., Indigo Miramar LLC, Indigo Partners LLC, Jacob Schorr, Julianne B. Schorr, The David B. Schorr Trust U/T/A dated December 31, 1977, The Dina L. Schorr Trust U/T/A dated July 1, 1980, The Elliott A. Schorr Trust U/T/A dated December 31, 1977, The Raphael A. Schorr Trust U/T/A dated December 31, 1977, Taurus Investment Partners LLC, Selvin Passen, Nevada Spirit, LLC, and Mark Kahan, filed as Exhibit 10.11 to the Company’s Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.11	Letter Agreement, dated as of December 12, 2008, made by Spirit Airlines, Inc. in favor of Indigo Pacific Partners L.P., Long Bar Miramar LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., Highfields Capital I LP, Highfields Capital II LP, and SAHC Holdings LLC, filed as Exhibit 10.11 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.12**	Tax Receivable Agreement, dated as of June 1, 2011 between Spirit Airlines, Inc., Indigo Pacific Partners LLC, and OCM FIE, LLC.

10.13†	Lease, dated as of June 17, 1999, between Sunbeam Development Corporation and Spirit Airlines, Inc., as amended by Lease Modification and Contraction Agreement dated as of May 7, 2009, filed as Exhibit 10.13 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.14	Airline-Airport Lease and Use Agreement, dated as of August 17, 1999, between Broward County and Spirit Airlines, Inc., as supplemented by Addendum dated August 17, 1999, filed as Exhibit 10.14 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.15†	Airbus A320 Family Purchase Agreement, dated as of May 5, 2004, between AVSA, S.A.R.L. and Spirit Airlines, Inc.; as amended by Amendment No. 1 dated as of December 21, 2004, Amendment No. 2 dated as of April 15, 2005, Amendment No. 3 dated as of June 30, 2005, Amendment No. 4 dated as of October 27, 2006 (as amended by Letter Agreement No. 1, dated as of October 27, 2006, to Amendment No. 4 and Letter Agreement No. 2, dated as of October 27, 2006, to Amendment No. 4), Amendment No. 5 dated as of March 5, 2007, Amendment No. 6 dated as of March 27, 2007, Amendment No. 7 dated as of June 26, 2007 (as amended by Letter Agreement No. 1, dated as of June 26, 2007, to Amendment No. 7), Amendment No. 8 dated as of February 4, 2008, Amendment No. 9 dated as of June 24, 2008 (as amended by Letter Agreement No. 1, dated as of June 24, 2008, to Amendment No. 9) and Amendment No. 10 dated July 17, 2009 (as amended by Letter Agreement No. 1, dated as of July 17, 2009, to Amendment No. 10); and as supplemented by Letter Agreement No. 1 dated as of May 5, 2004, Letter Agreement No. 2 dated as of May 5, 2004, Letter Agreement No. 3 dated as of May 5, 2004, Letter Agreement No. 4 dated as of May 5, 2004, Letter Agreement No. 5 dated as of May 5, 2004, Letter Agreement No. 6 dated as of May 5, 2004, Letter Agreement No. 7 dated as of May 5, 2004, Letter Agreement No. 8 dated as of May 5, 2004, Letter Agreement No. 9 dated as of May 5, 2004, Letter Agreement No. 10 dated as of May 5, 2004 and Letter Agreement No. 11 dated as of May 5, 2004, filed as Exhibit 10.15 to the Company’s Amendment No. 4 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.16+	Spirit Airlines, Inc. Executive Severance Plan, filed as Exhibit 10.16 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

Exhibit No.	Description of Exhibit

10.17+	Amended and Restated Spirit Airlines, Inc. 2005 Stock Incentive Plan and related documents, filed as Exhibit 10.17 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.18+	Spirit Airlines, Inc. 2011 Equity Incentive Award Plan, filed as Exhibit 10.2 to the Company’s Form S-8 Registration Statement (No. 333-174812), is hereby incorporated by reference.

10.19+	Employment Agreement, dated as of January 24, 2005, between Spirit Airlines, Inc. and B. Ben Baldanza, filed as Exhibit 10.19 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.20+	Offer Letter, dated December 11, 2006, between Spirit Airlines, Inc. and David Lancelot, filed as Exhibit 10.20 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.21+	Offer Letter, dated January 27, 2005, between Spirit Airlines, Inc. and Barry Biffle, filed as Exhibit 10.21 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.22+	Offer Letter, dated September 10, 2007, between Spirit Airlines, Inc. and Thomas Canfield, filed as Exhibit 10.22 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.23+	Offer Letter, dated November 21, 2009, between Spirit Airlines, Inc. and Kenneth McKenzie, filed as Exhibit 10.23 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.24	Form of Indemnification Agreement between Spirit Airlines, Inc. and its directors and executive officers, filed as Exhibit 10.24 to the Company’s Amendment No. 3 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.25	Reimbursement Agreement, dated as of July 12, 2005, among Spirit Airlines, Inc., Spirit Aviation Services, LLC and Goldman Sachs Credit Partners, L.P., as amended by First Amendment dated July 13, 2006, Second Amendment dated December 12, 2008, Third Amendment dated May 21, 2009, Fourth Amendment dated September 30, 2010 and Fifth Amendment dated April 29, 2011, filed as Exhibit 10.25 to the Company’s Amendment No. 7 to Form S-1 Registration Statement (No. 333-169474), is hereby incorporated by reference.

10.26	Amendment No. 1 to Recapitalization Agreement, dated as of May 25, 2011, by and among Spirit Airlines, Inc., POF Spirit Foreign Holdings, LLC, OCM Spirit Holdings, LLC, OCM Spirit Holdings II, LLC, OCM Principal Opportunities Fund II, L.P., OCM Principal Opportunities Fund III, L.P., OCM Spirit Holdings III, LLC, OCM Spirit Holdings III-A, LLC, Highfields Capital I LP, Highfields Capital II LP; SAHC Holdings LLC, Indigo Florida L.P., Indigo Miramar LLC, Indigo Partners LLC, Jacob Schorr, Julianne B. Schorr, The David B. Schorr Trust U/T/A dated December 31, 1977, The Dina L. Schorr Trust U/T/A dated July 1, 1980, The Elliott A. Schorr Trust U/T/A dated December 31, 1977, The Raphael A. Schorr Trust U/T/A dated December 31, 1977, Taurus Investment Partners LLC, Selvin Passen, Nevada Spirit, LLC, and Mark Kahan, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 1, 2011, is hereby incorporated by reference.

10.27	Termination Agreement, dated as of June 1, 2011, by and between Spirit Airlines, Inc. and Indigo Partners LLC, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated June 1, 2011, is hereby incorporated by reference.

10.28	Form of Stock Option Grant Notice and Stock Option Agreement for Awards under the Spirit Airlines, Inc. 2011 Equity Incentive Award Plan, filed as Exhibit 10.3 to the Company’s Form S-8 Registration Statement (No. 333-174812), is hereby incorporated by reference.

Exhibit No.	Description of Exhibit

10.29	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Spirit Airlines, Inc. 2011 Equity Incentive Award Plan, filed as Exhibit 10.4 to the Company’s Form S-8 Registration Statement (No. 333-174812), is hereby incorporated by reference.

10.30†	Addendum and Amendment to the Agreement Governing Acceptance of the American Express Card by Airlines, dated as of June 24, 2011, by and between Spirit Airlines, Inc. and American Express Travel Related Services Company, Inc., filed as Exhibit 10.1 to the Company’s Form 10-Q dated July 28, 2011, is hereby incorporated by reference.

10.31†	Second Amendment to Signatory Agreement, effective as of September 6, 2011, by and between the Company and U.S. Bank, National Association, filed as Exhibit 10.1 to the Company’s Form 10-Q/A dated December 22, 2011, is hereby incorporated by reference.

10.32**	Stock Distribution Agreement, dated December 7, 2011, by and among Spirit Airlines, Inc., Indigo Miramar LLC, Nilchii LLC, Mesa Air Group, Inc., Anchorage Illiquid Opportunities Offshore Master Fund, L.P., Anchorage Illiquid Opportunities Offshore Master Fund II, L.P. and Par Investment Partners, L.P.

10.33†	Amendment No. 11 dated as of December 29, 2011, to the Airbus A320 Family Purchase Agreement, dated as of May 5, 2004, by and between the Company and Airbus S.A.S. (legal successor to AVSA S.A.R.L.), as amended by Letter Agreement No. 1 dated as of December 29, 2011, Letter Agreement No. 2 dated as of December 29, 2011, Letter Agreement No. 3 dated as of December 29, 2011, Letter Agreement No. 4 dated as of December 29, 2011, Letter Agreement No. 5 dated as of December 29, 2011, Letter Agreement No. 6 dated as of December 29, 2011, Letter Agreement No. 7 dated as of December 29, 2011 and Letter Agreement No. 8 dated as of December 29, 2011, filed as Exhibit 10.1 to the Company’s Form 8-K dated January 5, 2012, is hereby incorporated by reference.

14.1**	Code of Business Conduct and Ethics.

21.1**	List of subsidiaries.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2**	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1**	Power of Attorney.

101.INS***	XBRL Instance Document.

101.SCH***	XBRL Taxonomy Extension Schema Document.

101.CAL***	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF***	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB***	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE***	XBRL Taxonomy Extension Presentation Linkbase Document.

†	Confidential treatment granted for certain portions of this Exhibit pursuant to Rule 406 under the Securities Act or Rule 24b-2 under the Exchange Act, which portions are omitted and filed separately with the Securities and Exchange Commission.
‡	All schedules to this Exhibit are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.
+	Indicates a management contract or compensatory plan or arrangement.

**	Previously filed.
***	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these Sections.